Exhibit 99.1

Citizens Financial Group, Inc. Reports Record First Quarter Net Income of $320 Million

and Diluted EPS of $0.61

Results include a $23 million benefit, or $0.04 per diluted common share, related to settlement of certain state tax matters

First quarter 2017 net income up 43% and diluted EPS up 49% versus year-ago quarter

ROTCE of 9.7% in first quarter 2017 with 7% positive operating leverage year over year*

PROVIDENCE, RI (April 20, 2017) Citizens Financial Group, Inc. (NYSE: CFG or “Citizens”) today reported first quarter net income of $320 million, up 43% from $223 million in first quarter 2016 with earnings per diluted common share of $0.61, up 49% from $0.41 per diluted common share in first quarter 2016. Compared with fourth quarter 2016, net income increased 13% from $282 million and earnings per diluted common share increased 11% from $0.55. First quarter 2017 results include a $23 million benefit, or $0.04 per diluted common share, related to the settlement of certain state tax matters. First quarter 2017 Return on Average Tangible Common Equity (“ROTCE”)* of 9.7% improved from 8.4% in fourth quarter 2016 and 6.6% in first quarter 2016.

On an Underlying basis*, excluding the benefit of the state tax settlement, first quarter 2017 net income of $297 million was up 5% versus fourth quarter 2016 and 33% versus first quarter 2016. First quarter 2017 earnings per diluted share of $0.57 was up 4% versus fourth quarter 2016 and 39% versus first quarter 2016. First quarter 2017 ROTCE of 9.0% improved by 0.6% relative to fourth quarter 2016, and 2.4% relative to first quarter 2016.

“We are pleased to report another very strong quarter marking continued progress in executing on our strategic initiatives,” said Chairman and Chief Executive Officer Bruce Van Saun. “We are firing on all cylinders, with strong loan and deposit growth, solid net interest margin expansion, excellent results in our fee based businesses, particularly in Capital Markets, Global Markets, and Wealth Management, and good control of expenses and credit costs. We also continue to deliver well on our broader stakeholder agenda, with further progress on customer satisfaction, colleague engagement and community impact. It’s great to get the year off to a strong start, and we remain confident in our full year outlook.”

Citizens also announced that its board of directors declared a second quarter cash dividend of $0.14 per common share. The dividend is payable on May 17, 2017 to shareholders of record at the close of business on May 3, 2017.

*	Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the end of this release for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. “Underlying” results exclude a $23 million benefit related to the settlement of certain state tax matters in the first quarter 2017.

Citizens Financial Group, Inc.

First Quarter 2017 vs. Fourth Quarter 2016

Key Highlights

•	First quarter highlights include an 11% increase in net income available to common stockholders, as 2% revenue growth was led by strong net interest income, reflecting continued loan growth and improved net interest margin. Results also reflect continued expense management discipline with nearly 1% positive operating leverage and a 50 basis point improvement in the efficiency ratio to 62%. Provision expense decreased by $6 million, as net charge-offs dropped back to 33 basis points of average loans. Results also reflect a 14% decrease in income tax expense driven by settlement of certain state tax matters.

•	Tangible book value per common share of $26.02 increased 1%. Fully diluted average common shares outstanding decreased by 2.5 million.

Results

•	Total revenue of $1.4 billion increased 2% with a 2% increase in net interest income and higher noninterest income led by strength in capital markets fees, card fees, and trust and investment services fees, despite the impact of seasonally lower service charges and fees.

•	Net interest income of $1.0 billion increased $19 million, driven by 1.5% growth in average loans and leases and loans held for sale and a six basis point increase in net interest margin to 2.96%, partially offset by the $14 million impact of lower day count.

•	Net interest margin improvement was driven by higher interest earning asset yields with improving loan mix towards higher-return assets, and the benefit of higher interest rates.

•	Noninterest income of $379 million improved $2 million, driven by higher capital markets fees, card fees and trust and investment services fees, despite the impact of seasonality and lower day count across service charges and fees.

•	Noninterest expense of $854 million increased 1%, primarily reflecting higher salaries and employee benefits expense given the impact of seasonally higher payroll taxes and 401(k) benefit costs. Results also reflect higher occupancy expense and a decrease in other operating expense, largely legal and regulatory costs, as well as lower outside services expense.

•	Provision for credit losses of $96 million improved 6% as the impact of lower net charge-offs was more than offset by an increase in the reserve for unfunded commitments.

•	Efficiency ratio improved 50 basis points to 62%; ROTCE of 9.7%, with ROTCE of 9.0% excluding the favorable impact of the settlement of certain state tax matters.*

Balance Sheet

•	Average interest-earning assets increased $1.7 billion, or 1%, driven by continued loan growth.

•	Average deposits increased $829 million, or 1%, reflecting growth in term, checking with interest and savings.

•	Nonperforming loans and leases (“NPLs”) to total loans and leases ratio of 0.97% remained stable, reflecting a reduction in retail offset by an increase in commercial. Allowance coverage of NPLs of 117% compares with 118%.

•	Net charge-offs of 33 basis points decreased six basis points from higher fourth quarter levels, which included the impact of a methodology change in auto, reflecting improvement in retail.

•	Robust capital strength with a common equity tier 1 (“CET1”) risk-based capital ratio of 11.2%.

•	Repurchased 3.4 million shares of common stock in the quarter; as of March 31, 2017, had completed three quarters of the 2016 CCAR Capital plan with purchases of 20.7 million shares at a weighted-average price per share of $27.01, and including common dividends, return of $756 million to shareholders.

Citizens Financial Group, Inc.

First Quarter 2017 vs. First Quarter 2016

Key Highlights

•	First quarter results reflect a 45% increase in net income available to common stockholders, led by revenue growth of 12%, with strength in net interest income given 8% average loan growth and a ten basis point increase in net interest margin, as well as noninterest income growth of 15%.

•	Continued strong focus on top-line growth and expense management helped drive positive operating leverage of 7%, a four percentage point improvement in the efficiency ratio and more than a three percentage point improvement in ROTCE, while continuing to reinvest in technology and business initiatives to improve our products and services and drive future growth.*

•	Provision expense increased by $5 million, largely reflecting the continued return to more normalized net charge-off levels.

•	Results also reflect a 6.5% reduction in the income tax rate driven by the settlement of certain state tax matters.

•	Fully diluted average common shares outstanding decreased by 19.1 million.

Results

•	Total revenue of $1.4 billion increased $150 million, or 12%, reflecting solid net interest income and noninterest income growth.

•	Net interest income increased 11% given 8% average loan growth and a ten basis point improvement in net interest margin.

•	Net interest margin of 2.96% reflects improved loan yields, driven by higher rates and balance sheet optimization initiatives, partially offset by investment portfolio growth and higher deposit costs.

•	Noninterest income increased 15%, driven by strength in capital markets, card fees, foreign exchange and interest rate products and mortgage banking fees.

•	Noninterest expense increased 5%, driven by higher salaries and employee benefits related to higher payroll taxes and 401(k) benefit costs, largely tied to a change in the timing of incentive payments, higher revenue-based incentives and increases in other categories given continued investments in the franchise, as well as higher FDIC insurance, fraud and regulatory costs.

•	Provision for credit losses increased $5 million, or 5%, as the impact of higher commercial net charge-offs, largely commodities-related credits and an increase in the reserve for unfunded commitments were partially offset by a reduction in retail real-estate secured net charge-offs.

•	ROTCE* of 9.7% improved by 3.1%. Excluding the impact related to settlement of certain state tax matters, ROTCE of 9.0% improved by 2.4%.

Balance Sheet

•	Average interest-earning assets increased $10.2 billion, or 8%, driven by 8% loan growth and a 9% increase in the investment portfolio.

•	Average deposits increased $8.0 billion, or 8%, on strength in checking with interest, term, money market and demand deposits.

•	NPLs to total loans and leases ratio of 0.97% improved from 1.07%, as an underlying reduction in retail nonperforming loans more than offset an increase in commercial nonperforming loans, largely commodities-related credits. Allowance coverage of NPLs of 117% compares with 113%.

•	Net charge-offs of 33 basis points of loans were stable with the prior-year quarter, reflecting continued improvement in retail, partially offset by an increase in commercial that represents continued normalization from lower charge-off levels.

Citizens Financial Group, Inc.

Update on Plan Execution

Consumer Banking

•	Performance paced by solid loan growth with continued traction in education, mortgage and unsecured retail, along with increased loan yields, reflecting improving mix and higher rates.

•	Wealth management business continues to build scale and add capabilities, with fee income growth up 13% versus fourth quarter 2016. Positive trend continues in migrating sales mix from transaction to fee-based sales.

•	Mortgage loan officer recruiting continues to track well, with an increase of 22 mortgage loan officers in the quarter to 560.

•	We continue to see strong momentum in our efforts to use the Citizens Checkup program to build and deepen relationships with our Consumer customers. Customer satisfaction remains high and program metrics continue to track well against expectations.

Commercial Banking

•	Very strong year-over-year performance across our fee-based activities led by Capital Markets, Foreign Exchange and Interest Rate Products, demonstrates the quality, strength and potential of our Commercial business model.

•	Continue to grow our balance sheet and add new customers, with 10% average loan growth from the year-ago quarter, reflecting strength in Commercial Real Estate, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals. In addition, average deposit growth was 17% versus the prior-year quarter. Continue to add coverage bankers to expand expertise in industry groups and to extend geographic reach.

Efficiency and balance sheet optimization strategies

•	Tapping Our Potential (“TOP”) III continues to deliver benefits and is on track to meet targeted pre-tax revenue and expense run-rate benefits of $100 million to $115 million, including $20 million of tax benefits in 2017. Have commenced efforts on TOP IV.

•	Initiatives to shift loan portfolio mix to higher-return categories continue to deliver benefits. Focused on initiatives to gather lower-cost deposits and minimize funding costs.

Citizens Financial Group, Inc.

Earnings highlights				1Q17 change from
($s in millions, except per share data)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Earnings
Net interest income	$1,005	$986	$904	$19		2%	$101		11%
Noninterest income	379	377	330	2		1	49		15
Total revenue	1,384	1,363	1,234	21		2	150		12
Noninterest expense	854	847	811	7		1	43		5
Pre-provision profit	530	516	423	14		3	107		25
Provision for credit losses	96	102	91	(6)		(6)	5		5

Net income	320	282	223	38		13	97		43
Preferred dividends	7	—	7	7		100	—		—
Net income available to common stockholders	313	282	216	31		11	97		45

Average common shares outstanding
Basic (in millions)	509.5	512.0	528.1	(2.6)		(1)%	(18.6)		(4)%
Diluted (in millions)	511.3	513.9	530.4	(2.5)		—	(19.1)		(4)
Diluted earnings per share	$0.61	$0.55	$0.41	$0.06		11	$0.20		49

Key performance metrics*
Net interest margin	2.96%	2.90%	2.86%	6	bps		10	bps
Effective income tax rate	26.4	31.9	32.9	(554)			(651)
Efficiency ratio	62	62	66	(50)			(398)
Return on average common equity	6.5	5.7	4.5	82			207
Return on average tangible common equity	9.7	8.4	6.6	125			307
Return on average total assets	0.87	0.76	0.65	11			22
Return on average total tangible assets	0.91%	0.79%	0.68%	12	bps		23	bps

Capital adequacy(1,2)
Common equity tier 1 capital ratio	11.2%	11.2%	11.6%
Total capital ratio	14.0	14.0	15.1
Tier 1 leverage ratio	9.9%	9.9%	10.4%

Asset quality(2)
Total nonperforming loans and leases as a % of total loans and leases	0.97%	0.97%	1.07%	—	bps		(10	)bps
Allowance for loan and lease losses as a % of loans and leases	1.13	1.15	1.21	(2)			(8)
Allowance for loan and lease losses as a % of nonperforming loans and leases	117	118	113	(172)			317
Net charge-offs as a % of average loans and leases	0.33%	0.39%	0.33%	(6	)bps		—	bps

1)	Current reporting-period regulatory capital ratios are preliminary. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019.
2)	Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

Discussion of Results:

First quarter 2017 net income available to common stockholders of $313 million increased $31 million, or 11%, versus fourth quarter 2016, and diluted EPS of $0.61 increased $0.06, or 11%. First quarter 2017 results reflect the impact of a $23 million, or $0.04 EPS benefit, related to the settlement of certain state tax matters. First quarter 2017 EPS reflects a 2.5 million reduction in fully diluted average common shares outstanding.

Compared with first quarter 2016 levels, net income available to common stockholders increased $97 million, or 45%, as the benefit of 12% increase in revenue and a reduction in income taxes was partially offset by a 5% increase in noninterest expense and provision for credit losses. Diluted EPS of $0.61 increased $0.20, or 49%, reflecting net income growth and a 19.1 million reduction in average fully diluted shares outstanding.

Net interest income				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$997	$968	$872	$29		3%	$125		14%
Investment securities	160	152	145	8		5	15		10
Interest-bearing deposits in banks	3	2	2	1		50	1		50

Total interest income	$1,160	$1,122	$1,019	$38		3%	$141		14%

Interest expense:
Deposits	86	76	60	10		13%	26		43%
Federal funds purchased and securities sold under agreements to repurchase	1	—	1	1		100	—		—
Other short-term borrowed funds	8	7	11	1		14	(3)		(27)
Long-term borrowed funds	60	53	43	7		13	17		40

Total interest expense	$155	$136	$115	$19		14%	$40		35%

Net interest income	$1,005	$986	$904	$19		2%	$101		11%

Net interest margin	2.96%	2.90%	2.86%	6	bps		10	bps

Net interest income of $1.0 billion increased $19 million, or 2%, from fourth quarter 2016, given a 1.5% increase in average loans and leases and loans held for sale and a six basis point improvement in net interest margin, which were partially offset by the impact of lower day count of $14 million. The improvement in net interest margin reflects the benefit of higher commercial and consumer loan yields given higher interest rates and continued portfolio mix shift towards higher-return assets, as well as improved investment yields, partially offset by higher funding costs.

Compared to first quarter 2016, net interest income increased $101 million, or 11%, reflecting 8% average loan growth and a ten basis point improvement in net interest margin. The improvement in net interest margin reflects the benefit of higher commercial and consumer loan yields given higher interest rates and balance sheet optimization initiatives, partially offset by the impact of securities portfolio growth and higher deposit and funding costs.

Citizens Financial Group, Inc.

Noninterest Income				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Service charges and fees	$125	$132	$126	$(7)	(5)%	$(1)	(1)%
Card fees	60	50	50	10	20	10	20
Capital markets fees	48	37	25	11	30	23	92
Trust and investment services fees	39	34	37	5	15	2	5
Letter of credit and loan fees	29	29	27	—	—	2	7
Foreign exchange and interest rate products	27	31	18	(4)	(13)	9	50
Mortgage banking fees	23	36	18	(13)	(36)	5	28
Securities gains, net	4	3	9	1	33	(5)	(56)
Other income(1)	24	25	20	(1)	(4)	4	20

Noninterest income	$379	$377	$330	$2	1%	$49	15%

1)	Other income includes bank-owned life insurance and other income.

Noninterest income of $379 million improved $2 million from fourth quarter 2016, reflecting an increase in capital markets fees, card fees and trust and investment services fees, partially offset by a reduction in mortgage banking fees and the impact of seasonality and lower day count on service charges and fees. Service charges and fees decreased $7 million, reflecting the impact of seasonality and lower day count. Card fees increased $10 million, reflecting revised contract terms commencing this quarter for core processing fees, and a reduction in card reward expense which more than offset the impact of seasonally lower purchase volumes. Capital markets fees increased $11 million, driven by strong results in loan syndications, bond underwriting and advisory fees. Trust and investment services fees increased $5 million driven by higher sales volume given increased wealth advisory staffing. Foreign exchange and interest rate products income decreased $4 million from strong fourth quarter levels. Mortgage banking fees decreased $13 million from fourth quarter levels that included improved mortgage servicing rights (“MSR”) valuations and higher origination volumes.

Noninterest income improved $49 million, or 15%, from first quarter 2016 levels, driven by strength in capital markets fees, card fees, foreign exchange and interest rate products income and improved mortgage banking fees. Service charges and fees remained relatively stable despite one fewer day in the quarter. Card fees increased $10 million as the benefit of revised contract terms commencing this quarter for core processing fees, and a reduction in card reward expense was partially offset by lower out-of-network ATM fees. Capital markets fees increased $23 million, reflecting strength in loan syndications and underwriting fees given strong market volume and expanded capabilities. Trust and investment services fees improved, reflecting an increase in investment sales and growth in client-asset levels. Foreign exchange and interest rate products income increased $9 million, or 50%, reflecting strong client hedging activity and expanded capabilities. Mortgage banking fees increased $5 million, reflecting improved MSR valuations and higher origination volumes given the increase in loan officers. Securities gains decreased $5 million.

Citizens Financial Group, Inc.

Noninterest expense				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Salaries and employee benefits	$444	$420	$425	$24	6%	$19	4%
Outside services	91	98	91	(7)	(7)	—	—
Occupancy	82	77	76	5	6	6	8
Equipment expense	67	69	65	(2)	(3)	2	3
Amortization of software	44	44	39	—	—	5	13
Other operating expense	126	139	115	(13)	(9)	11	10

Noninterest expense	$854	$847	$811	$7	1%	$43	5%

Noninterest expense of $854 million increased $7 million, or 1%, from fourth quarter 2016, driven by higher salaries and employee benefits expense given the impact of seasonally higher payroll taxes and 401(k) benefit costs. Results also reflect higher occupancy expense and a decrease in other expense and outside services expense. Outside services expense decreased $7 million, largely reflecting the impact of our ongoing efficiency initiatives. Occupancy expense increased $5 million, reflecting costs associated with branch rationalization and seasonally higher maintenance costs. Other expense decreased $13 million, largely reflecting lower insurance, fraud and regulatory costs.

Compared with first quarter 2016, noninterest expense increased $43 million, or 5%, driven by higher payroll taxes and 401(k) benefit costs tied to a change in the timing of incentive payments, as well as higher revenue-based incentives. Occupancy expense increased $6 million, driven by branch rationalization costs. Amortization of software expense increased $5 million, reflecting the impact of technology investments. Other expense increased $11 million, related to higher FDIC insurance expense and higher fraud and regulatory costs.

The effective tax rate for first quarter 2017 of 26.4% compares with 31.9% in fourth quarter 2016 and 32.9% in first quarter 2016. First quarter 2017 results reflect the impact of a $23 million, or 5.2 per cent, rate benefit related to the settlement of certain state tax matters.

Consolidated balance sheet review(1)				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Total assets	$150,285	$149,520	$140,077	$765		1%	$10,208		7%
Loans and leases and loans held for sale	108,780	108,294	101,742	486		—	7,038		7
Deposits	112,112	109,804	102,606	2,308		2	9,506		9
Average interest-earning assets (quarterly)	136,410	134,758	126,165	1,652		1	10,245		8
Stockholders’ equity	19,847	19,747	19,965	100		1	(118)		(1)
Stockholders’ common equity	19,600	19,499	19,718	101		1	(118)		(1)
Tangible common equity	$13,258	$13,154	$13,333	$104		1%	$(75)		(1)%
Loan-to-deposit ratio (period-end)(2)	97.0%	98.6%	99.2%	(159	)bps		(213	)bps
Common equity tier 1 capital ratio(3)	11.2	11.2	11.6
Total capital ratio(3)	14.0%	14.0%	15.1%

1)	Represents period end unless otherwise noted.
2)	Includes loans held for sale.
3)	Current reporting period regulatory capital ratios are preliminary. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019.

Total assets of $150.3 billion increased $765 million, or 1%, from December 31, 2016, driven by a $660 million increase in investment portfolio assets and a $486 million increase in loans and leases and loans held for sale, partially offset by a $393 million reduction in other non-earning assets, largely derivatives tied to a change in the classification of margin payments. Compared with March 31, 2016, total assets increased $10.2 billion, or 7%, driven by a $7.0 billion increase in loans and leases and loans held for sale, as well as a $3.9 billion increase in investment portfolio assets, partially offset by a $681 million reduction in other non-earning assets, largely derivatives tied to a change in the classification of margin payments.

Citizens Financial Group, Inc.

Average interest-earning assets of $136.4 billion in first quarter 2017 increased $1.7 billion, or 1%, from the prior quarter, driven by a $1.0 billion increase in commercial loans and leases, a $529 million increase in retail loans and a $94 million increase in investment portfolio assets. Compared to first quarter 2016, average interest-earning assets increased $10.2 billion, or 8%, driven by commercial loan growth of $5.0 billion, retail loan growth of $2.8 billion and a $2.2 billion increase in investment portfolio assets, including a $1.9 billion increase in securities and a $290 million increase in interest-bearing cash.

Interest-earning assets				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Period-end interest-earning assets
Investments and interest-bearing deposits	$29,458	$28,798	$25,607	$660	2%	$3,851	15%
Commercial loans and leases	51,892	51,651	47,972	241	—	3,920	8
Retail loans	56,219	56,018	53,019	201	—	3,200	6
Total loans and leases	108,111	107,669	100,991	442	—	7,120	7
Loans held for sale, at fair value	448	583	365	(135)	(23)	83	23
Other loans held for sale	221	42	386	179	NM	(165)	(43)
Total loans and leases and loans held for sale	108,780	108,294	101,742	486	—	7,038	7

Total period-end interest-earning assets	$138,238	$137,092	$127,349	$1,146	1%	$10,889	9%

Average interest-earning assets
Investments and interest-bearing deposits	$27,761	$27,667	$25,548	$94	—%	$2,213	9%
Commercial loans and leases	52,034	51,032	47,043	1,002	2	4,991	11
Retail loans	56,031	55,502	53,219	529	1	2,812	5
Total loans and leases	108,065	106,534	100,262	1,531	1	7,803	8
Loans held for sale, at fair value	510	551	306	(41)	(7)	204	67
Other loans held for sale	74	6	49	68	NM	25	51
Total loans and leases and loans held for sale	108,649	107,091	100,617	1,558	1	8,032	8

Total average interest-earning assets	$136,410	$134,758	$126,165	$1,652	1%	$10,245	8%

Period-end investments and interest-bearing deposits of $29.5 billion as of March 31, 2017 increased $660 million, or 2%, compared with December 31, 2016, reflecting a $386 million increase in securities and a $274 million increase in cash positions. Compared with March 31, 2016, investments and interest-bearing deposits increased $3.9 billion, or 15%, including a $1.9 billion increase in securities and $1.9 billion increase in cash and equivalents. At the end of first quarter 2017, the average effective duration of the securities portfolio increased to 4.4 years compared with 4.3 years at December 31, 2016 and 2.9 years at March 31, 2016, reflecting the impact of higher long-term rates, which reduced mortgage security prepayment speeds.

Period-end loans and leases of $108.1 billion at March 31, 2017 increased $442 million, or 0.4%, from $107.7 billion at December 31, 2016 and increased $7.1 billion, or 7%, from $101.0 billion at March 31, 2016. The linked-quarter change was driven by a $241 million increase in commercial loans and leases and a $201 million increase in retail loans. The change from the prior-year period reflects a $3.9 billion increase in commercial loans and leases and a $3.2 billion increase in retail loans.

Average loans and leases increased $1.5 billion, or 1.5%, from fourth quarter 2016, reflecting a $1.0 billion increase in commercial loans and leases and a $529 million increase in retail loans. Commercial loan and lease growth was largely driven by strength in Commercial Real Estate, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals. Retail loan growth reflects strength in education, mortgage and other unsecured retail loans, partially offset by lower home equity and auto balances.

Citizens Financial Group, Inc.

Compared with first quarter 2016, average loans and leases of $108.1 billion increased $7.8 billion, or 8%, reflecting a $5.0 billion increase in commercial loans and leases and a $2.8 billion increase in retail loans. Commercial loan and lease growth was driven by strength in Mid-corporate and Middle Market, Commercial Real Estate, Franchise Finance and Industry Verticals. Retail loan growth was driven by education, mortgage and other unsecured retail, partially offset by lower home equity balances.

Deposits				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Period-end deposits
Demand deposits	$27,713	$28,472	$27,186	$(759)	(3)%	$527	2%
Checking with interest	21,913	20,714	18,706	1,199	6	3,207	17
Savings	9,441	8,964	8,748	477	5	693	8
Money market accounts	37,833	38,176	35,513	(343)	(1)	2,320	7
Term deposits	15,212	13,478	12,453	1,734	13	2,759	22

Total period-end deposits	$112,112	$109,804	$102,606	$2,308	2%	$9,506	9%

Average deposits
Demand deposits	$28,098	$28,443	$27,170	$(345)	(1)%	$928	3%
Checking with interest	20,699	20,268	17,993	431	2	2,706	15
Savings	9,110	8,826	8,394	284	3	716	9
Money market accounts	37,874	38,397	36,225	(523)	(1)	1,649	5
Term deposits	14,173	13,191	12,199	982	7	1,974	16

Total average deposits	$109,954	$109,125	$101,981	$829	1%	$7,973	8%

Total period-end deposits of $112.1 billion at March 31, 2017 increased $2.3 billion, or 2%, from December 31, 2016, driven by growth in term deposits, checking with interest and savings, partially offset by a decrease in demand deposits and money market accounts. Compared with March 31, 2016, period-end total deposits increased $9.5 billion, or 9%, reflecting growth across checking with interest, term deposits and money market accounts.

First quarter 2017 average deposits of $110.0 billion increased $829 million, or 1%, from fourth quarter 2016, given growth in checking with interest, savings and term deposits. Compared with first quarter 2016, average deposits increased $8.0 billion, or 8%, reflecting growth in all categories.

Citizens Financial Group, Inc.

Borrowed funds				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Period-end borrowed funds
Federal funds purchased and securities sold under agreements to repurchase	$1,093	$1,148	$714	$(55)	(5)%	$379	53%
Other short-term borrowed funds	2,762	3,211	3,300	(449)	(14)	(538)	(16)
Long-term borrowed funds	11,780	12,790	10,035	(1,010)	(8)	1,745	17

Total borrowed funds	$15,635	$17,149	$14,049	$(1,514)	(9)%	$1,586	11%

Average borrowed funds	$16,257	$15,210	$13,873	$1,047	7%	$2,384	17%

Total borrowed funds of $15.6 billion at March 31, 2017 decreased $1.5 billion from December 31, 2016, largely reflecting a $1.0 billion decrease in long-term borrowings, as well as a $449 million reduction in short-term Federal Home Loan Bank (“FHLB”) borrowings. Compared with March 31, 2016, total borrowed funds increased $1.6 billion, as a $1.7 billion increase in long-term borrowings, largely reflecting senior debt issuance, was partially offset by a reduction in other short-term borrowings, largely short-term FHLB advances.

Average borrowed funds of $16.3 billion increased $1.0 billion from fourth quarter 2016, as a $1.9 billion increase in long-term FHLB borrowings was partially offset by a $1.0 billion reduction in short-term FHLB borrowings. Compared with first quarter 2016, average borrowed funds increased $2.4 billion, as a $2.5 billion increase in long-term borrowings reflecting an increase in senior debt and FHLB advances was partially offset by a reduction in short-term borrowed funds, largely FHLB advances.

Capital				1Q17 change from
($s and shares in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Period-end capital
Stockholders’ equity	$19,847	$19,747	$19,965	$100	1%	$(118)	(1)%
Stockholders’ common equity	19,600	19,499	19,718	101	1	(118)	(1)
Tangible common equity	13,258	13,154	13,333	104	1	(75)	(1)
Tangible book value per common share	$26.02	$25.69	$25.21	$0.33	1	$0.81	3
Common shares - at end of period	509.5	512.0	528.9	(2.4)	—	(19.4)	(4)
Common shares - average (diluted)	511.3	513.9	530.4	(2.5)	—%	(19.1)	(4)%
Common equity tier 1 capital ratio(1,2)	11.2%	11.2%	11.6%
Total capital ratio(1,2)	14.0	14.0	15.1
Tier 1 leverage ratio(1,2)	9.9%	9.9%	10.4%

1)	Current reporting-period regulatory capital ratios are preliminary.
2)	Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2019.

On March 31, 2017, our Basel III capital ratios on a transitional basis remained well in excess of applicable regulatory requirements with a CET1 capital ratio of 11.2% and a total capital ratio of 14.0%. Our capital ratios continue to reflect progress against our objective of realigning our capital profile to be more consistent with that of peer regional banks, while maintaining a strong capital base to support our growth aspirations, strategy and risk appetite. Tangible book value per common share of $26.02 increased 1% versus fourth quarter 2016 and 3% versus first quarter 2016.

As part of CFG’s 2016 Capital Plan (the “Plan”), during the first quarter 2017 the company repurchased 3.4 million shares of common stock and, including common dividends, returned $202 million to shareholders; as of March 31, 2017, CFG had completed three quarters of the 2016 CCAR Capital plan with purchases of 20.7 million shares at a weighted-average price per share of $27.01, and including common dividends, return of $756 million to CFG shareholders. The Plan includes the repurchase of up to $690 million of Citizens’ outstanding common stock beginning in third quarter 2016 through second quarter 2017 with $130 million in remaining availability as of March 31, 2017. In accordance with the Plan, the company paid quarterly dividends of $0.12 per common share in the third and fourth quarters of 2016 and $0.14 per common share in first quarter of 2017. Future capital actions are subject to consideration and approval by CFG’s Board of Directors.

Citizens Financial Group, Inc.

Credit quality review				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Nonperforming loans and leases	$1,050	$1,045	$1,079	$5		—%	$(29)		(3)%
Net charge-offs	87	104	83	(17)		(16)	4		5
Provision for credit losses	96	102	91	(6)		(6)	5		5
Allowance for loan and lease losses	$1,224	$1,236	$1,224	$(12)		(1)%	$—		—%
Total nonperforming loans and leases as a % of total loans and leases	0.97%	0.97%	1.07%	—	bps		(10)	bps
Net charge-offs as % of total loans and leases	0.33	0.39	0.33	(6)	bps		—	bps
Allowance for loan and lease losses as a % of total loans and leases	1.13%	1.15%	1.21%	(2)	bps		(8)	bps
Allowance for loan and lease losses as a % of nonperforming loans and leases	116.60%	118.32%	113.43%	(172)	bps		317	bps

Overall credit quality continued to improve reflecting the benefit of growth in higher quality, lower risk retail loans and modest increases in commercial categories. Nonperforming loans of $1.1 billion increased slightly from December 31, 2016, as a $21 million decrease in retail, driven by continued improvement in real-estate secured categories, was more than offset by a $26 million increase in commercial, largely commodities-related credits. Compared to March 31, 2016, nonperforming loans and leases decreased $29 million as a decrease in retail, largely tied to real-estate secured categories, was partially offset by an increase in commercial, largely commodities-related credits. The nonperforming loans and leases to total loans and leases ratio of 0.97% at March 31, 2017 was stable with December 31, 2016 levels and decreased ten basis points from 1.07% at March 31, 2016.

Net charge-offs of $87 million decreased $17 million driven by an $8 million reduction in auto from higher fourth quarter 2016 levels, which included a $7 million impact tied to a methodology change, a reduction in retail real-estate secured categories and a decrease in education net charge-offs from seasonally higher fourth quarter levels. Compared with first quarter 2016, net charge-offs increased $4 million, driven by a $10 million increase in commercial, partially offset by a $6 million reduction in retail net charge-offs in real-estate secured categories. First quarter 2017 net charge-offs of 33 basis points of average loans and leases compares with 39 basis points in fourth quarter 2016 and 33 basis points in first quarter 2016.

Allowance for loan and lease losses of $1.2 billion decreased modestly compared to fourth quarter 2016 and was stable with first quarter 2016 levels, largely reflecting continued improvement in credit quality and the impact of loan growth.

Allowance for loan and lease losses to total loans and leases was 1.13% as of March 31, 2017, relatively stable compared with 1.15% as of December 31, 2016 and down modestly from 1.21% as of March 31, 2016. The allowance for loan and lease losses to nonperforming loans and leases ratio of 117% as of March 31, 2017 remained relatively stable compared to 118% as of December 31, 2016 and up from 113% as of March 31, 2016.

Citizens Financial Group, Inc.

Additional Segment Detail:

Consumer Banking Segment				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Net interest income	$638	$639	$581	$(1)		—%	$57		10%
Noninterest income	220	227	208	(7)		(3)	12		6

Total revenue	858	866	789	(8)		(1)	69		9
Noninterest expense	647	649	616	(2)		—	31		5

Pre-provision profit	211	217	173	(6)		(3)	38		22
Provision for credit losses	64	74	63	(10)		(14)	1		2

Income before income tax expense	147	143	110	4		3	37		34
Income tax expense	52	51	39	1		2	13		33

Net income	$95	$92	$71	$3		3%	$24		34%

Average balances
Total loans and leases (1)	$57,309	$56,711	$53,744	$598		1%	$3,565		7%
Total deposits	$74,133	$73,124	$70,871	$1,009		1%	$3,262		5%

Key performance metrics*
ROTCE (2)	7.1%	7.0%	5.6%	9	bps		147	bps
Efficiency ratio	75%	75%	78%	51	bps		(267)	bps
Loan-to-deposit ratio (period-end)(1)	75.7%	77.3%	74.7%	(167)	bps		92	bps

1)	Includes held for sale.
2)	Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level of common equity tier 1 and then allocate that approximation to the segments based on economic capital.

Consumer Banking net income of $95 million in first quarter 2017 increased $3 million, or 3%, versus fourth quarter 2016, reflecting a decrease in revenue and stable noninterest expense and a 14% decrease in provision for credit losses. Net interest income remained relatively stable versus fourth quarter 2016 as the benefit of higher education, mortgage and other unsecured retail loan balances and improved loan yields was partially offset by the impact of fewer days and an increase in deposit costs. Noninterest income decreased $7 million as a reduction in mortgage banking fees from fourth quarter levels that included improved MSR valuations and origination volumes as well as seasonally lower service charges more than offset an increase in card fees, which was driven by revised contract terms commencing this quarter for core processing fees and a reduction in card reward expense, as well as higher trust and investment services fees.

Noninterest expense remained relatively stable with fourth quarter 2016, as an increase in salaries and employee benefit costs, given the impact of seasonally higher payroll taxes and 401(k) benefit costs, and higher occupancy costs associated with branch rationalization and seasonally higher maintenance costs were largely offset by lower outside services expense and a reduction in other operating expense, largely regulatory and fraud. Provision for credit losses decreased $10 million, largely driven by improvements in auto from higher fourth quarter levels, which included a $7 million increase related to a methodology change.

Compared with first quarter 2016, net income increased $24 million, or 34%, reflecting a $69 million increase in total revenue that more than offset a $31 million increase in noninterest expense. Net interest income increased $57 million, or 10%, driven by a $3.6 billion increase in average loans led by education, mortgage and other consumer unsecured categories with higher loan yields that included the benefit of higher rates, partially offset by an increase in deposit costs. Noninterest income increased $12 million from first quarter 2016, driven by an increase in card fees, which included the benefit of revised contract terms commencing this quarter for core processing fees and a reduction in card reward expense, as well as an increase in mortgage banking fees, which reflected higher MSR valuations and improved origination volumes. Noninterest expense increased $31 million, or 5%, largely driven by an increase in salaries and employee benefits tied to higher

Citizens Financial Group, Inc.

commissions and payroll taxes as well as other expenses largely tied to insurance and fraud and regulatory costs. Results also reflect higher occupancy costs associated with branch rationalization as well as outside services, driven by retail loan origination and serving costs. Provision for credit losses increased $1 million from first quarter 2016, largely driven by higher net charge-offs in auto and education.

Commercial Banking Segment				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16			1Q16
				$		%	$		%
Net interest income	$346	$347	$300	$(1)		—%	$46		15%
Noninterest income	134	122	99	12		10	35		35

Total revenue	480	469	399	11		2	81		20
Noninterest expense	190	187	187	3		2	3		2

Pre-provision profit	290	282	212	8		3	78		37
Provision for credit losses	19	20	9	(1)		(5)	10		111

Income before income tax expense	271	262	203	9		3	68		33
Income tax expense	91	90	70	1		1	21		30

Net income	$180	$172	$133	$8		5%	$47		35%

Average balances
Total loans and leases (1)	$48,154	$47,010	$43,899	$1,144		2%	$4,255		10%
Total deposits	$28,973	$29,410	$24,833	$(437)		(1)%	$4,140		17%

Key performance metrics*
ROTCE (2)	13.2%	12.9%	11.2%	24	bps		199	bps
Efficiency ratio	40%	40%	47%	(3)	bps		(694)	bps
Loan-to-deposit ratio (period-end)(1)	165.1%	166.2%	185.1%	(116)	bps		(2,004)	bps

1)	Includes held for sale.
2)	Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for common equity tier 1 and then allocate that approximation to the segments based on economic capital.

Commercial Banking net income of $180 million in first quarter 2017 increased $8 million from fourth quarter 2016, reflecting an $11 million increase in total revenue, a $3 million increase in noninterest expense and relatively stable provision for credit losses. Net interest income of $346 million remained relatively stable as the benefit of loan growth and loan yields was offset by the impact of an increase in deposit costs and one fewer day in the quarter. Average loans and leases increased $1.1 billion, driven by growth in Commercial Real Estate, Mid-corporate and Middle Market, Franchise Finance and Industry Verticals. Noninterest income increased $12 million, or 10%, reflecting strength in capital markets and modest improvements in card fees and service charges, which more than offset lower foreign exchange and interest rate products income from strong fourth quarter levels. Noninterest expense increased $3 million, or 2%, largely reflecting higher salaries and benefits expense tied to seasonally higher payroll taxes and 401(k) benefit costs and incentive compensation. Provision for credit losses improved $1 million.

Compared to first quarter 2016, net income increased $47 million, or 35%, driven by an $81 million increase in total revenue, partially offset by a $3 million increase in noninterest expense and a $10 million increase in provision for credit losses. Net interest income increased $46 million, or 15%, from first quarter 2016, driven by 10% average loan growth and improved loan yields, partially offset by higher deposit costs. Average loans and leases increased $4.3 billion, driven by strength in Mid-corporate and Middle Market, Commercial Real Estate, Franchise Finance and Industry Verticals. Noninterest income increased $35 million from first quarter 2016 levels, largely reflecting strength in capital markets, foreign exchange and interest rate products income and card fees. Noninterest expense increased $3 million from first quarter 2016, driven by higher salaries and employee benefits largely tied to higher payroll taxes given the change in timing of incentive compensation. Expense results also reflected higher amortization of software and a reduction in outside services. Provision for credit losses increased $10 million from first quarter 2016, driven by increased losses.

Citizens Financial Group, Inc.

Other(1)				1Q17 change from
($s in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
				$	%	$	%
Net interest income	$21	$—	$23	$21	100%	$(2)	(9)%
Noninterest income	25	28	23	(3)	(11)	2	9

Total revenue	46	28	46	18	64	—	—
Noninterest expense	17	11	8	6	55	9	113

Pre-provision profit (loss)	29	17	38	12	71	(9)	(24)
Provision for credit losses	13	8	19	5	63	(6)	(32)

Income (loss) before income tax expense (benefit)	16	9	19	7	78	(3)	(16)
Income tax expense (benefit)	(29)	(9)	—	(20)	(222)	(29)	(100)

Net income (loss)	$45	$18	$19	$27	150	$26	137

Average balances
Total loans and leases (2)	$3,186	$3,370	$2,974	$(184)	(5)%	$212	7%
Total deposits	$6,848	$6,591	$6,277	$257	4%	$571	9%

1)	Includes the financial impact of non-core, liquidating loan portfolios and other non-core assets, our treasury activities, wholesale funding activities, securities portfolio, community development assets and other unallocated assets, liabilities, revenues, provision for credit losses and expenses not attributed to our Consumer Banking or Commercial Banking segments.
2)	Includes held for sale.

Other net income of $45 million in first quarter 2017 increased $27 million versus fourth quarter 2016. First quarter results include a $23 million benefit, or $0.04 per diluted common share, related to settlement of state tax matters that lowered the effective tax rate by 5.2 per cent. Other reflects net interest income of $21 million in first quarter 2017 versus zero net interest income in fourth quarter 2016, reflecting higher residual funds transfer pricing and higher investment income, partially offset by the lower benefit of swaps and higher funding costs. Noninterest income of $25 million decreased $3 million, largely reflecting fourth quarter gains not recorded in first quarter 2017. Noninterest expense of $17 million increased $6 million, driven by the impact of seasonally higher payroll taxes and higher incentives. Provision for credit losses of $13 million increased $5 million as first quarter 2017 included a reserve build, partially offset by lower net charge-offs in non-core, compared to a reserve release in fourth quarter 2016.

Other net income in first quarter 2017 increased $26 million versus first quarter 2016, driven by a $23 million benefit, or $0.04 per diluted common share, related to settlement of state tax matters that lowered the effective tax rate by 5.2 per cent. Net interest income decreased $2 million, reflecting higher funding costs and the lower benefit of swaps, partially offset by higher investment income and higher residual funds transfer pricing. Noninterest income remained relatively stable. Noninterest expense increased $9 million from first quarter 2016, largely reflecting increased depreciation expense related to the transfer of leases from Commercial to non-core. Provision for credit losses decreased, reflecting lower net charge-offs in non-core.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.

Media:	Peter Lucht - 781.655.2289

Investors:	Ellen A. Taylor - 203.900.6854

Conference Call

CFG management will host a live conference call today with details as follows:

Time:	9:00 am ET

Dial-in:	(800) 230-1092, conference ID 416825

Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations

Replay Information: A replay of the conference call will be available beginning at 11:00 am ET on April 20 through May 20, 2017. Please dial (800) 475-6701 and enter access code 416825. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $150.3 billion in assets as of March 31, 2017. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. In Consumer Banking, Citizens helps its retail customers “bank better” with mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,200 ATMs and approximately 1,200 Citizens Bank branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Citizens also provides wealth management, mortgage lending, auto lending, student lending and commercial banking services in select markets nationwide. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services including lending and deposits, capital markets, treasury services, foreign exchange and interest hedging, leasing and asset finance, specialty finance and trade finance. Citizens operates through its subsidiaries Citizens Bank, N.A. and Citizens Bank of Pennsylvania as Citizens Bank, Citizens Commercial Banking and Citizens One. Additional information about Citizens and its full line of products and services can be found at www.citizensbank.com.

Citizens Financial Group, Inc.

Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations

(in millions, except share, per-share and ratio data)

Key Performance Metrics:

Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases.

Our key performance metrics include:

Return on average tangible common equity (ROTCE);

Return on average total tangible assets (ROTA);

Efficiency ratio;

Operating leverage; and

Common equity tier 1 capital ratio (Basel III fully phased-in basis).

In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress towards these goals as they exclude items that our management does not consider indicative of our on-going financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures.

Non-GAAP Financial Measures:

This document contains non-GAAP financial measures. The following tables present reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” items include certain items that may occur in a reporting period which management does not consider indicative of on-going financial performance.

The non-GAAP measures presented in the following tables include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “noninterest expense”, “pre-provision profit”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”.

We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe “Adjusted” or “Underlying” items in any period do not reflect the operational performance of the business in that period and, accordingly, it is useful to consider these line items with and without “Adjusted” or “Underlying” items. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							1Q17 Change
		1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16
							$	%	$	%
Noninterest income, adjusted:
Noninterest income (GAAP)		$379	$377	$435	$355	$330	$2	1%	$49	15%
Less: Notable items		—	—	67	—	—	—	—	—	—

Noninterest income, adjusted (non-GAAP)		$379	$377	$368	$355	$330	$2	1%	$49	15%

Total revenue, adjusted:
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$21	2%	$150	12%
Less: Notable items		—	—	67	—	—	—	—	—	—

Total revenue, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$21	2%	$150	12%

Noninterest expense, adjusted:
Noninterest expense (GAAP)	C	$854	$847	$867	$827	$811	$7	1%	$43	5%
Less: Notable items		—	—	36	—	—	—	—	—	—

Noninterest expense, adjusted (non-GAAP)	D	$854	$847	$831	$827	$811	$7	1%	$43	5%

Pre-provision profit:
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$21	2%	$150	12%
Noninterest expense (GAAP)	C	854	847	867	827	811	7	1	43	5

Pre-provision profit (GAAP)		$530	$516	$513	$451	$423	$14	3%	$107	25%

Pre-provision profit, adjusted:
Total revenue, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$21	2%	$150	12%
Less: Noninterest expense, adjusted (non-GAAP)	D	854	847	831	827	811	7	1	43	5

Pre-provision profit, adjusted (non-GAAP)		$530	$516	$482	$451	$423	$14	3%	$107	25%

Income before income tax expense, adjusted:
Income before income tax expense (GAAP)		$434	$414	$427	$361	$332	$20	5%	$102	31%
Less: Income before income tax expense (benefit) related to notable items		—	—	31	—	—	—	—	—	—

Income before income tax expense, adjusted (non-GAAP)		$434	$414	$396	$361	$332	$20	5%	$102	31%

Income tax expense and effective income tax rate, adjusted:

Income tax expense (GAAP)		$114	$132	$130	$118	$109	($18)	(14%)	$5	5%
Less: Income tax expense (benefit) related to notable items		—	—	12	—	—	—	—	—	—

Income tax expense, adjusted (non-GAAP)		$114	$132	$118	$118	$109	($18)	(14%)	$5	5%

Net income, adjusted:
Net income (GAAP)	E	$320	$282	$297	$243	$223	$38	13%	$97	43%
Add: Notable items, net of income tax expense (benefit)		—	—	(19)	—	—	—	—	—	—

Net income, adjusted (non-GAAP)	F	$320	$282	$278	$243	$223	$38	13%	$97	43%

Net income available to common stockholders, adjusted:
Net income available to common stockholders (GAAP)	G	$313	$282	$290	$243	$216	$31	11%	$97	45%
Add: Notable items, net of income tax expense (benefit)		—	—	(19)	—	—	—	—	—	—

Net income available to common stockholders, adjusted (non-GAAP)	H	$313	$282	$271	$243	$216	$31	11%	$97	45%

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							1Q17 Change
		1Q17	4Q16	3Q16	2Q16	1Q16	4Q16			1Q16
							$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,384	$1,363	$1,380	$1,278	$1,234	$21		1.54%	$150		12.16%
Less: Noninterest expense (GAAP)	C	854	847	867	827	811	7		0.83	43		5.30

Operating leverage									0.71%			6.86%

Operating leverage, adjusted:
Total revenue, adjusted (non-GAAP)	B	$1,384	$1,363	$1,313	$1,278	$1,234	$21		1.54%	$150		12.16%
Less: Noninterest expense, adjusted (non-GAAP)	D	854	847	831	827	811	7		0.83	43		5.30

Operating leverage, adjusted (non-GAAP)									0.71%			6.86%

Efficiency ratio and efficiency ratio, adjusted:
Efficiency ratio	C/A	61.68%	62.18%	62.88%	64.71%	65.66%	(50	)bps		(398	)bps
Efficiency ratio, adjusted (non-GAAP)	D/B	61.68	62.18	63.31	64.71	65.66	(50	)bps		(398	)bps
Return on average common equity and return on average common equity, adjusted:
Average common equity (GAAP)	I	$19,460	$19,645	$19,810	$19,768	$19,567	($185)		(1%)	($107)		(1%)
Return on average common equity	G/I	6.52%	5.70%	5.82%	4.94%	4.45%	82	bps		207	bps
Return on average common equity, adjusted (non-GAAP)	H/I	6.52	5.70	5.44	4.94	4.45	82	bps		207	bps
Return on average tangible common equity and return on average tangible common equity, adjusted:
Average common equity (GAAP)	I	$19,460	$19,645	$19,810	$19,768	$19,567	($185)		(1%)	($107)		(1%)
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	—		—	—		—
Less: Average other intangibles (GAAP)		—	1	1	2	3	(1)		(100)	(3)		(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	509	496	481	8		2	50		10

Average tangible common equity	J	$13,115	$13,291	$13,442	$13,386	$13,169	($176)		(1%)	($54)		—%

Return on average tangible common equity	G/J	9.68%	8.43%	8.58%	7.30%	6.61%	125	bps		307	bps
Return on average tangible common equity, adjusted (non-GAAP)	H/J	9.68	8.43	8.02	7.30	6.61	125	bps		307	bps
Return on average total assets and return on average total assets, adjusted:
Average total assets (GAAP)	K	$148,786	$147,315	$144,399	$142,179	$138,780	$1,471		1%	$10,006		7%
Return on average total assets	E/K	0.87%	0.76%	0.82%	0.69%	0.65%	11	bps		22	bps
Return on average total assets, adjusted (non-GAAP)	F/K	0.87	0.76	0.77	0.69	0.65	11	bps		22	bps
Return on average total tangible assets and return on average total tangible assets, adjusted:
Average total assets (GAAP)	K	$148,786	$147,315	$144,399	$142,179	$138,780	$1,471		1%	$10,006		7%
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	—		—	—		—
Less: Average other intangibles (GAAP)		—	1	1	2	3	(1)		(100)	(3)		(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	509	496	481	8		2	50		10

Average tangible assets	L	$142,441	$140,961	$138,031	$135,797	$132,382	$1,480		1%	$10,059		8%

Return on average total tangible assets	E/L	0.91%	0.79%	0.86%	0.72%	0.68%	12	bps		23	bps
Return on average total tangible assets, adjusted (non-GAAP)	F/L	0.91	0.79	0.80	0.72	0.68	12	bps		23	bps

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
							1Q17 Change
		1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16
							$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at end of period (GAAP)	M	509,515,646	511,954,871	518,148,345	529,094,976	528,933,727	(2,439,225)	—%	(19,418,081)	(4%)
Common stockholders’ equity (GAAP)		$19,600	$19,499	$19,934	$19,979	$19,718	$101	1	($118)	(1)
Less: Goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	—	—	—	—
Less: Other intangible assets (GAAP)		—	1	1	2	3	(1)	(100)	(3)	(100)
Add: Deferred tax liabilities related to goodwill (GAAP)		534	532	519	507	494	2	—	40	8

Tangible common equity	N	$13,258	$13,154	$13,576	$13,608	$13,333	$104	1%	($75)	(1%)

Tangible book value per common share	N/M	$26.02	$25.69	$26.20	$25.72	$25.21	$0.33	1%	$0.81	3%
Net income per average common share - basic and diluted, adjusted:
Average common shares outstanding - basic (GAAP)	O	509,451,450	512,015,920	519,458,976	528,968,330	528,070,648	(2,564,470)	(1%)	(18,619,198)	(4%)
Average common shares outstanding - diluted (GAAP)	P	511,348,200	513,897,085	521,122,466	530,365,203	530,446,188	(2,548,885)	—	(19,097,988)	(4)
Net income available to common stockholders (GAAP)	G	$313	$282	$290	$243	$216	$31	11	$97	45
Net income per average common share - basic (GAAP)	G/O	0.61	0.55	0.56	0.46	0.41	0.06	11	0.20	49
Net income per average common share - diluted (GAAP)	G/P	0.61	0.55	0.56	0.46	0.41	0.06	11	0.20	49
Net income available to common stockholders, adjusted (non-GAAP)	H	313	282	271	243	216	31	11	97	45
Net income per average common share - basic, adjusted (non-GAAP)	H/O	0.61	0.55	0.52	0.46	0.41	0.06	11	0.20	49
Net income per average common share - diluted, adjusted (non-GAAP)	H/P	0.61	0.55	0.52	0.46	0.41	0.06	11	0.20	49
Pro forma Basel III fully phased-in common equity tier 1 capital ratio[1]:
Common equity tier 1 capital (regulatory)		$13,941	$13,822	$13,763	$13,768	$13,570
Less: Change in DTA and other threshold deductions (GAAP)		—	—	—	1	1

Pro forma Basel III fully phased-in common equity tier 1 capital	Q	$13,941	$13,822	$13,763	$13,767	$13,569

Risk-weighted assets (regulatory general risk weight approach)		$124,881	$123,857	$121,612	$119,492	$116,591
Add: Net change in credit and other risk-weighted assets (regulatory)		247	244	228	228	232

Pro forma Basel III standardized approach risk-weighted assets	R	$125,128	$124,101	$121,840	$119,720	$116,823

Pro forma Basel III fully phased-in common equity tier 1 capital ratio[1]	Q/R	11.1%	11.1%	11.3%	11.5%	11.6%

[1]	Basel III ratios assume certain definitions impacting qualifying Basel III capital, which otherwise will phase in through 2019, are fully phased-in. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
						1Q17 Change
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16
						$	%	$	%
Other income, adjusted
Other income (GAAP)	$24	$25	$87	$15	$20	($1)	(4%)	$4	20%
Less: Notable items	—	—	67	—	—	—	—	—	—

Other income, adjusted (non-GAAP)	$24	$25	$20	$15	$20	($1)	(4%)	$4	20%

Salaries and employee benefits, adjusted:
Salaries and employee benefits (GAAP)	$444	$420	$432	$432	$425	$24	6%	$19	4%
Less: Notable items	—	—	11	—	—	—	—	—	—

Salaries and employee benefits, adjusted (non-GAAP)	$444	$420	$421	$432	$425	$24	6%	$19	4%

Outside services, adjusted:
Outside services (GAAP)	$91	$98	$102	$86	$91	($7)	(7%)	$—	—%
Less: Notable items	—	—	8	—	—	—	—	—	—

Outside services, adjusted (non-GAAP)	$91	$98	$94	$86	$91	($7)	(7%)	$—	—%

Occupancy, adjusted:
Occupancy (GAAP)	$82	$77	$78	$76	$76	$5	6%	$6	8%
Less: Notable items	—	—	—	—	—	—	—	—	—

Occupancy, adjusted (non-GAAP)	$82	$77	$78	$76	$76	$5	6%	$6	8%

Equipment expense, adjusted:
Equipment expense (GAAP)	$67	$69	$65	$64	$65	($2)	(3%)	$2	3%
Less: Notable items	—	—	—	—	—	—	—	—	—

Equipment expense, adjusted (non-GAAP)	$67	$69	$65	$64	$65	($2)	(3%)	$2	3%

Amortization of software, adjusted:
Amortization of software (GAAP)	$44	$44	$46	$41	$39	$—	—%	$5	13%
Less: Notable items	—	—	3	—	—	—	—	—	—

Amortization of software, adjusted (non-GAAP)	$44	$44	$43	$41	$39	$—	—%	$5	13%

Other operating expense, adjusted:
Other operating expense (GAAP)	$126	$139	$144	$128	$115	($13)	(9%)	$11	10%
Less: Notable items	—	—	14	—	—	—	—	—	—

Other operating expense, adjusted (non-GAAP)	$126	$139	$130	$128	$115	($13)	(9%)	$11	10%

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		THREE MONTHS ENDED MAR 31,				THREE MONTHS ENDED DEC 31,
		2017				2016
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:
Net income (loss) (GAAP)	A	$95	$180	$45	$320	$92	$172	$18	$282
Less: Preferred stock dividends		—	—	7	7	—	—	—	—

Net income available to common stockholders	B	$95	$180	$38	$313	$92	$172	$18	$282

Return on average tangible common equity:
Average common equity (GAAP)		$5,460	$5,528	$8,472	$19,460	$5,275	$5,278	$9,092	$19,645
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	—	—	—	—	1	1
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	531	531	—	—	523	523

Average tangible common equity	C	$5,460	$5,528	$2,127	$13,115	$5,275	$5,278	$2,738	$13,291

Return on average tangible common equity	B/C	7.06%	13.18%	NM	9.68%	6.97%	12.94%	NM	8.43%
Return on average total tangible assets:
Average total assets (GAAP)		$58,660	$49,243	$40,883	$148,786	$58,066	$48,024	$41,225	$147,315
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	—	—	—	—	1	1
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	531	531	—	—	523	523

Average tangible assets	D	$58,660	$49,243	$34,538	$142,441	$58,066	$48,024	$34,871	$140,961

Return on average total tangible assets	A/D	0.66%	1.48%	NM	0.91%	0.63%	1.42%	NM	0.79%
Efficiency ratio:
Noninterest expense (GAAP)	E	$647	$190	$17	$854	$649	$187	$11	$847
Net interest income (GAAP)		638	346	21	1,005	639	347	—	986
Noninterest income (GAAP)		220	134	25	379	227	122	28	377

Total revenue (GAAP)	F	$858	$480	$46	$1,384	$866	$469	$28	$1,363

Efficiency ratio	E/F	75.41%	39.80%	NM	61.68%	74.90%	39.83%	NM	62.18%

		THREE MONTHS ENDED SEPT 30,				THREE MONTHS ENDED JUNE 30,
		2016				2016
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:
Net income (loss) (GAAP)	A	$92	$162	$43	$297	$90	$164	($11)	$243
Less: Preferred stock dividends		—	—	7	7	—	—	—	—

Net income available to common stockholders	B	$92	$162	$36	$290	$90	$164	($11)	$243

Return on average tangible common equity:
Average common equity (GAAP)		$5,190	$5,172	$9,448	$19,810	$5,110	$5,040	$9,618	$19,768
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	1	1	—	—	2	2
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	509	509	—	—	496	496

Average tangible common equity	C	$5,190	$5,172	$3,080	$13,442	$5,110	$5,040	$3,236	$13,386

Return on average tangible common equity	B/C	7.04%	12.50%	NM	8.58%	7.09%	13.04%	NM	7.30%
Return on average total tangible assets:
Average total assets (GAAP)		$56,689	$47,902	$39,808	$144,399	$55,660	$47,388	$39,131	$142,179
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	1	1	—	—	2	2
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	509	509	—	—	496	496

Average tangible assets	D	$56,689	$47,902	$33,440	$138,031	$55,660	$47,388	$32,749	$135,797

Return on average total tangible assets	A/D	0.64%	1.35%	NM	0.86%	0.65%	1.39%	NM	0.72%
Efficiency ratio:
Noninterest expense (GAAP)	E	$650	$181	$36	$867	$632	$186	$9	$827
Net interest income (GAAP)		621	327	(3)	945	602	314	7	923
Noninterest income (GAAP)		229	123	83	435	219	122	14	355

Total revenue (GAAP)	F	$850	$450	$80	$1,380	$821	$436	$21	$1,278

Efficiency ratio	E/F	76.46%	40.21%	NM	62.88%	76.98%	42.88%	NM	64.71%

		THREE MONTHS ENDED MAR 31,
		2016
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:
Net income (loss) (GAAP)	A	$71	$133	$19	$223
Less: Preferred stock dividends		—	—	7	7

Net income available to common stockholders	B	$71	$133	$12	$216

Return on average tangible common equity:
Average common equity (GAAP)		$5,089	$4,790	$9,688	$19,567
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	481	481

Average tangible common equity	C	$5,089	$4,790	$3,290	$13,169

Return on average tangible common equity	B/C	5.59%	11.19%	NM	6.61%
Return on average total tangible assets:
Average total assets (GAAP)		$55,116	$45,304	$38,360	$138,780
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	481	481

Average tangible assets	D	$55,116	$45,304	$31,962	$132,382

Return on average total tangible assets	A/D	0.52%	1.18%	NM	0.68%
Efficiency ratio:
Noninterest expense (GAAP)	E	$616	$187	$8	$811
Net interest income (GAAP)		581	300	23	904
Noninterest income (GAAP)		208	99	23	330

Total revenue (GAAP)	F	$789	$399	$46	$1,234

Efficiency ratio	E/F	78.08%	46.74%	NM	65.66%

Citizens Financial Group, Inc.

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q17 Change
		1Q17	4Q16	1Q16	4Q16			1Q16
					$/bps		%	$/bps		%
Income before income tax expense (GAAP)	A	$434	$414	$332	$20		5%	$102		31%
Income tax expense and effective income tax rate, underlying:
Income tax expense (GAAP)	B	$114	$132	$109	($18)		(14%)	$5		5%
Less: Settlement of certain state tax matters		(23)	—	—	(23)		100	(23)		100

Income tax expense, underlying	C	$137	$132	$109	$5		4%	$28		26%

Effective income tax rate (GAAP)	B/A	26.36%	31.90%	32.87%	(554	)bps		(651	)bps
Effective income tax rate, underlying	C/A	31.56	31.90	32.87	(34	)bps		(131	)bps
Net income, underlying:
Net income (GAAP)	D	$320	$282	$223	$38		13%	$97		43%
Less: Settlement of certain state tax matters		23	—	—	23		100	23		100

Net income, underlying	E	$297	$282	$223	$15		5%	$74		33%

Net income available to common stockholders, underlying:
Net income available to common stockholders (GAAP)	F	$313	$282	$216	$31		11%	$97		45%
Less: Settlement of certain state tax matters		23	—	—	23		100	23		100

Net income available to common stockholders, underlying	G	$290	$282	$216	$8		3%	$74		34%

Return on average common equity and return on average common equity, underlying:
Average common equity (GAAP)	H	$19,460	$19,645	$19,567	($185)		(1%)	($107)		(1%)
Return on average common equity	F/H	6.52%	5.70%	4.45%	82	bps		207	bps
Return on average common equity, underlying	G/H	6.05	5.70	4.45	35	bps		160	bps
Return on average tangible common equity and return on average tangible common equity, underlying:
Average common equity (GAAP)	H	$19,460	$19,645	$19,567	($185)		(1%)	($107)		(1%)
Less: Average goodwill (GAAP)		6,876	6,876	6,876	—		—	—		—
Less: Average other intangibles (GAAP)		—	1	3	(1)		(100)	(3)		(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	481	8		2	50		10

Average tangible common equity	I	$13,115	$13,291	$13,169	($176)		(1%)	($54)		—%

Return on average tangible common equity	F/I	9.68%	8.43%	6.61%	125	bps		307	bps
Return on average tangible common equity, underlying	G/I	8.98	8.43	6.61	55	bps		237	bps
Return on average total assets and return on average total assets, underlying:
Average total assets (GAAP)	J	$148,786	$147,315	$138,780	$1,471		1%	$10,006		7%
Return on average total assets	D/J	0.87%	0.76%	0.65%	11	bps		22	bps
Return on average total assets, underlying	E/J	0.81	0.76	0.65	5	bps		16	bps
Return on average total tangible assets and return on average total tangible assets, underlying:
Average total assets (GAAP)	J	$148,786	$147,315	$138,780	$1,471		1%	$10,006		7%
Less: Average goodwill (GAAP)		6,876	6,876	6,876	—		—	—		—
Less: Average other intangibles (GAAP)		—	1	3	(1)		(100)	(3)		(100)
Add: Average deferred tax liabilities related to goodwill (GAAP)		531	523	481	8		2	50		10

Average tangible assets	K	$142,441	$140,961	$132,382	$1,480		1%	$10,059		8%

Return on average total tangible assets	D/K	0.91%	0.79%	0.68%	12	bps		23	bps
Return on average total tangible assets, underlying	E/K	0.85	0.79	0.68	6	bps		17	bps
Net income per average common share - basic and diluted, underlying:
Average common shares outstanding - basic (GAAP)	L	509,451,450	512,015,920	528,070,648	(2,564,470)		(1%)	(18,619,198)		(4%)
Average common shares outstanding - diluted (GAAP)	M	511,348,200	513,897,085	530,446,188	(2,548,885)		—	(19,097,988)		(4)
Net income available to common stockholders (GAAP)	F	$313	$282	$216	$31		11	$97		45
Net income per average common share - basic (GAAP)	F/L	0.61	0.55	0.41	0.06		11	0.20		49
Net income per average common share - diluted (GAAP)	F/M	0.61	0.55	0.41	0.06		11	0.20		49
Net income available to common stockholders, underlying	G	290	282	216	8		3	74		34
Net income per average common share - basic, underlying	G/L	0.57	0.55	0.41	0.02		4	0.16		39
Net income per average common share - diluted, underlying	G/M	0.57	0.55	0.41	0.02		4	0.16		39

Citizens Financial Group, Inc.

Forward-Looking Statements

This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ, materially, from those in the forward-looking statements include the following, without limitation:

•	negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	the rate of growth in the economy and employment levels, as well as general business and economic conditions;

•	our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets;

•	our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations;

•	liabilities and business restrictions resulting from litigation and regulatory investigations;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends.

Citizens Financial Group, Inc.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission on February 24, 2017.

Note: Percentage changes, per share amounts and ratios presented in this document are calculated using whole dollars.

CFG-IR